Exhibit 99.1

2U Announces New Organizational Structure and Leadership Appointments

Organizational structure sets up 2U to improve profitability, cash flow, and future growth

LANHAM, Md. – January 3, 2024 – 2U, Inc. (Nasdaq: TWOU), a leading online education platform company, today announced that it has created two executive roles to lead each of the company’s business segments. Andrew Hermalyn has been appointed President of the Degree Program Segment, and Aaron McCullough has been appointed President of the Alternative Credential Segment.

In their new roles, Hermalyn and McCullough will have responsibility for all aspects of 2U’s Degree Program and Alternative Credential Segments, respectively, and will continue to report directly to Chief Executive Officer Paul Lalljie.

“These appointments mark another important step in streamlining our organization as we focus on refining our business model to deliver products profitably with great outcomes for our learners, partners, and shareholders. Our organizational design is now characterized by clear lines of accountability and streamlined decision-making,” said Lalljie. “Together, Andrew and Aaron embody a leadership ethos that prioritizes collaboration, innovation, and a relentless pursuit of excellence. Their combined expertise and deep institutional knowledge of our business will help position 2U for profitable growth.”

Hermalyn has been with the company since its inception, holding a wide range of leadership positions during his tenure. As 2U’s first director of business development, Hermalyn helped successfully negotiate many of the company’s earliest partnerships. Later, in his roles as Executive Vice President of Strategic Partnerships and President of Partnerships, Hermalyn played a crucial role expanding and nurturing the company’s relationships with its network of 250 world-class university and corporate partners.

“Having been part of 2U’s remarkable journey for 15 years, I have witnessed our incredible evolution and am deeply committed to driving our business towards its brightest future,” said Hermalyn. “I am excited to help steer us to new heights of success.”

McCullough joined 2U in July of 2023 as Chief Product Officer. Prior to joining the company, McCullough was Vice President and General Manager of the consumer segment at Coursera where he was instrumental in driving the company’s comprehensive consumer vision, strategy, learner experience, and platform optimization. Prior to this role, he served as Coursera’s Vice President of Product Management and was responsible for the consumer-facing experience across growth, discovery, commerce, and retention.

“In my short time here, I’ve been deeply impressed by 2U’s commitment to its mission and the remarkable talent and innovative spirit of 2U’s employees,” said McCullough. “I am thrilled to be part of this dynamic team and look forward to contributing to our renewed focus on profitable growth and cash flow to help shape an exciting future for the company.”

About 2U, Inc. (Nasdaq: TWOU)

2U is a global leader in online education. Guided by its founding mission to eliminate the back row in higher education, 2U has spent 15 years advancing the technology and innovation to deliver world-class learning outcomes at scale. Through its global online learning platform edX, 2U connects more than 81 million people with thousands of affordable, career-relevant learning opportunities in partnership with 250 of the world’s leading universities, institutions, and industry experts. From free courses to full degrees, 2U is creating a better future for all through the power of high-quality online education. Learn more at 2U.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc. (“2U” or the “company”). All statements in this press release that are not historical including, without limitation, those regarding the impact of the organizational design changes on future profitability, cash flow and revenue growth and execution of the company’s other business and financial goals, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other SEC filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. These forward-looking statements speak only as of the date they are made. We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact: investorinfo@2u.com

Media Contact: media@2u.com